Exhibit 99.1

                                         For more information call:
                                         Rick Van Warner
                                         (407) 628-3104


            SHELLS ACQUIRES CLEARWATER BEACH RESTAURANT,
                   ACCELERATES REMODEL PLANS

     "Terrific boost" from renovated restaurants prompts chain
                   to add new look to more restaurants

	TAMPA, FL, Feb. 10, 2005 - Citing robust sales increases from the restaurants it has remodeled, Shells Seafood Restaurants, Inc. (OTC Bulletin
Board: SHLL) announced it is moving quickly to renovate additional restaurants during the first quarter of 2005, and that it has acquired a prime Clearwater Beach waterfront location that will become the first new Shells restaurant to open since 1999.

      "Customers are embracing our new look and we're enjoying a terrific boost in the restaurants we have remodeled," said Shells President & CEO Leslie Christon. "Combined with the significant improvements we've made to our menu and service, this vibrant and contemporary new look is hitting the mark with guests."

      "We're also excited that we have purchased a tremendous waterfront location right on Clearwater Beach," she added, "and we plan to open a new Shells on this site soon. We're turning the corner and beginning to gear up for new growth."

      The Company last week raised $754,000 through the exercise of warrants by its investors. Shells will use these funds together with proceeds from a $2.3 million private placement announced in December to quickly bring its new look to additional restaurants. Shells put the finishing touches on its Davie, Florida, restaurant last week and is celebrating the grand reopening of its Coral Springs, Florida, location this week. The next Shells restaurants receiving the makeover are located in Pembroke Pines, Daytona Beach, Ocala and Kendall, Florida.

       As previously disclosed, the Company also anticipates pursuing a significant round of additional equity financing in the near future. Funds from this financing are expected to be used, among other things, for additional remodels and potential new locations. There are no assurances the Company will be able secure any such additional financing.

      "Our guests have spoken and they love the changes we are making," Christon said. "Improving the atmosphere of our existing restaurants while setting the stage to open new Shells restaurants will accelerate our turnaround and position our company for a strong future."

      The Clearwater Beach location Shells purchased, formerly a flagship Leverock's restaurant, is an 11,000-square foot beach front restaurant featuring a large outdoor deck.

      The Shells' makeover features festive colors, fabrics and decor accents to compliment the menu and service enhancements Shells has made in recent months. Reflecting the lively spirit and fresh seafood found at Shells, the changes include deep coral, blue and bright yellow interior and exterior colors, comfortable seats and bar stools, alabaster stone lighting, and warm, light woods.

      With a distinctive Florida feel, the new decor package includes natural photographs of beaches, the Everglades, fishing boats and wildlife. A saltwater aquarium is featured in the dining room, along with a large blue marlin and oceanside accents including long oars, fishing rods, and buoy markers.

      A focal point is a metal sculpture suspended over the bar that depicts a school of fish being chased by a bull dolphin. Each remodeled restaurant features a special captain's table inset with sea shells and gold coins, as well as a retro neon "Fresh Fish" sign reflective of signs found along fishing docks.

      Shells Seafood Restaurants, Inc. currently manages and operates 25 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of fresh seafood items, including shrimp, oysters, clams, scallops, lobster, crab, mussels, and daily fresh fish specials, cooked to order in a variety of ways: steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

      In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits; increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality; demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings, closings and remodelings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements. An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's
SEC filings.


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